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                                                                    EXHIBIT 23.1

                             CONSENT OF HOBE & LUCAS

March 30, 2005

Mr. Russell Ciphers, Sr.
President and Chief Executive Officer
American Stone Industries, Inc.
230 W. Main Street
South Amherst, OH  44001

Re: Consent to Incorporation of Independent Auditor's Report

Dear Mr. Ciphers:

This firm was the independent auditor for American Stone Industries, Inc. (the "Company") for the fiscal year ended December 31, 2004. In this context, we understand that the Company is filing a Form 10-KSB with the Securities and Exchange Commission and has filed a Form S-8 with the Securities and Exchange Commission (registration number 333-74899).

Pursuant to Item 601(b)(23) of Regulation S-B, this letter will serve as our consent for the Company to file with the Form 10-KSB and incorporate by reference in the Form S-8 our Report of Independent Registered Public Accounting Firm dated February 18, 2005 for fiscal year ended December 31, 2004 and to the reference to Hobe & Lucas, Certified Public Accounts, Inc., therein.

                                          /s/ Hobe & Lucas
                                              Certified Public Accountants, Inc.